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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      APRIL 15, 1996
                                                --------------------------------


                          MELAMINE CHEMICALS, INC.
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             (Exact name of registrant as specified in its charter)





          DELAWARE                     0-16032                 64-0475913
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)

       HIGHWAY 18 WEST
 DONALDSONVILLE, LOUISIANA                                70346
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICER)                (ZIP CODE)




Registrant's telephone number, including area code    (504) 473-3121
                                                  ------------------------------


                               Page 1 of 4 Pages
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ITEM 5. OTHER EVENTS


    On April 15, 1996, Melamine Chemicals, Inc. issued the attached press release.
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
For:  MELAMINE CHEMICALS, INC.               Contact:   RON COMO & ASSOCIATES, INC.
      P.O. Box 748                                      74 Trinity Place
      Donaldsonville, LA  70346                         New York, NY  10006
      Fred Huber, President & CEO                       Telephone:  (212) 227-3010
      Wayne D. DeLeo, Vice President & CFO
      Telephone:  (504) 473-3121                        April 15,  1996
                                                        Immediate Release

                 MELAMINE CHEMICALS, INC. REPORTS RECORD SALES

DONALDSONVILLE, LOUISIANA, April 15TH--Melamine Chemicals, Inc.'s (NASDAQ-MTWO) sales for the quarter ended March 31, 1996 reached $14.8 million compared with $12.2 million for the same period in 1995, an increase of 22%. Similarly, for nine months of fiscal 1996, sales totaled $38.1 million, an increase of 15% over the prior year.

         Earnings for the quarter of $781 thousand and nine month period of $2.7 million are equal to 14c./share and 49c./share, respectively. This compares with prior year earnings of 29c./share and 55c./share which includes a one time tax gain of 11c./share in the third quarter of fiscal 1995. The third quarter of fiscal 1996 was adversely affected by very high raw material and natural gas prices.

         The world markets for melamine crystal remain strong, and production at the Company's two plants continues at record levels. The Company is encouraged by the prospects for the further expansion of its business in the months and years ahead.

         Melamine Chemicals, Inc. is engaged in the production and marketing of melamine, a specialty chemical having numerous industrial and commercial applications. The Company is also active in the development of new melamine process and application technology. The Company is one of only two producers of melamine in North America and one of the three largest producers worldwide.

                         COMPARATIVE OPERATING RESULTS
             (Thousands of dollars except share and per share data)

                                  Quarter Ended             Nine Months Ended
                                     March 31,                   March 31,
                            -------------------------  ---------------------------
                               1996             1995      1996            1995
                            ---------        --------  -----------     -----------
Net Sales                     $14,787          12,156       38,082         33,130
Net Earnings                  $   781           1,593        2,684          3,034
Earnings Per Share            $   .14             .29          .49            .55
Average Shares Outstanding  5,455,300       5,450,300    5,453,078      5,450,233

                                  * * * * * *

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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MELAMINE CHEMICALS, INC.
                                        -----------------------------------


Date:  April 15, 1996                   /s/ FRED HUBER
                                        -----------------------------------
                                        Fred Huber
                                        President & Chief Executive Officer